Exhibit 10.17
Amendment No. 1
SIFCO INDUSTRIES, INC.
CHANGE IN CONTROL SEVERANCE AGREEMENT
This Amendment No. 1 to the Change in Control Severance Agreement (the “Amendment”), dated as of February 5, 2007, is made between SIFCO Industries, Inc. (the “Company”) and Frank A. Cappello (the “Executive”) for the purpose of amending and supplementing the documents and instruments referred to below.
WITNESSETH:
     WHEREAS, the Company and Executive are parties to a Change in Control Severance Agreement made as of September 28, 2000 (the “Agreement” providing for certain severance benefits to Executive in the event of a change in control of the Company; all terms used in the Agreement being used herein with the same meaning); and
     WHEREAS, the Company and Executive desire to amend certain provisions of the Agreement to clarify the amount of severance benefits that were intended to be provided by the Agreement at the time the Agreement was executed;
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
Amendment to Agreement — Exhibit A to the Change in Control Severance Agreement – Benefits, “Item a. Severance” is hereby amended in its entirety to read as follows:
a. Severance. In the event the Executive becomes eligible for benefits under Section 5 of the Agreement, the Company shall pay to the Executive or the Executive’s Beneficiary in a lump sum in cash within thirty (30) days after the Executive’s Date of Termination an amount equal to:
(i)	the greater of (i) $140,000 or (ii) one (1.0) times the Executives annual salary;

(ii)	the excess of (A) the actuarial equivalent of the benefit under any qualified defined benefit pension plan the Company may have (the “Retirement Plan”), and any supplemental retirement plan in which the Executive participates (the “SERP”) which the Executive would receive if the Executive’s employment continued for two (2) years after the Date of Termination assuming for this purpose that all accrued benefits are fully vested, over (B) the actuarial equivalent of the Executive’s actual benefit paid or payable, if any, under the Retirement Plan and the SERP as of the Date of Termination.
IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first written above.

SIFCO INDUSTRIES, INC.	EXECUTIVE

By: /s/ Jeffrey P. Gotschall	/s/ Frank A. Cappello

Title: Chairman and CEO	Signature

Frank A. Cappello

Printed Name

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